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                                                             Exhibit 10
                                    ARMCO INC.
                      1995 DIRECTORS STOCK PURCHASE AND DEFERRED
                                COMPENSATION PLAN


1.  Purpose.

The Armco Inc. 1995 Directors Stock Purchase and Deferred Compensation Plan (the Plan) is established effective May 1, 1995 for the benefit of directors of Armco Inc. (the Corporation) who are not employees of the Corporation or any of its subsidiaries. The Corporation has adopted the Plan in recognition that its long-term success and achievements are enhanced and the interests of its shareholders are best served when its outside directors have a direct and personal stake in the performance of the Corporation's stock.

2.  Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) "Account" shall mean the deferred Fees account established for a Participant pursuant to Plan Section 5.3.

(b) "Board of Directors" shall mean the board of directors of the Corporation.

(c) "Common Stock" shall mean shares of the common stock, par value $.01 per share, of the Corporation.

(d) "Common Stock Unit" shall mean the bookkeeping entry representing the equivalent of one share of Common Stock.

(e) "Secretary" shall mean the person holding the position of Secretary of the Corporation.

(f)  "Effective Date" shall mean May 1, 1995.

(g) "Fees" shall mean all retainer, meeting and committee fees payable to a non-employee director for service on the Board of Directors for any calendar year from and after the Effective Date, before any reduction pursuant to this Plan.

(h) "Fee Payment Date" shall mean the first calendar day of the third month of each fiscal quarter or, if such date is not a business day for the Corporation, the next succeeding business day.

(i) "Participant" shall mean any member of the Board of Directors who is not also a regular, salaried employee of the Corporation or any of its subsidiaries.

(j) "Stock Price" shall mean the simple average of the high and low sales prices of a share of Common Stock as reported in the report of composite transactions (or other independent published source designated by the Board of Directors) on the Fee Payment Date (or if there shall be no trading on such date then on the first previous date on which sales were made on a national securities exchange). Notwithstanding the foregoing, if Common Stock is purchased in the market for purposes of the Plan on a Fee Payment Date, Stock Price means the actual average cost per share of the aggregate purchases of Common Stock for the Plan on such date.

3.  Participation.

All members of the Board of Directors who are not also regular salaried employees of the Corporation or any of its subsidiaries shall participate in the Plan.

4.  Payment of Fees.

4.1  Automatic Payment of Fees in Common Stock

Twenty-five percent (25%) of that portion of the Fees paid as an annual retainer to each Participant on and after the Effective Date shall be applied to the purchase of Common Stock. A Participant may elect to defer receipt of such Fees by complying with the requirements of Plan Section 5.1,
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in which case such Fees shall be credited as Common Stock Units at the Stock
Price on the Fee Payment Date. If not deferred pursuant to Plan Section 5.1, whole shares of Common Stock purchased in respect of such Fees shall be issued to the Participant as soon as practicable after their purchase. Cash shall be paid to a Participant in lieu of a fractional share of Common Stock.

4.2  Election to Receive Fees in Common Stock

Fees paid as an annual retainer which are not automatically paid in Common Stock pursuant to Plan Section 4.1 or which are not deferred pursuant to Plan
Section 5.1 may be applied at a Participant's election to the purchase of Common Stock at the Stock Price on the Fee Payment Date. A Participant may make such an election by filing the appropriate election form with the Secretary at least six (6) months before the beginning of the period of service to which the election applies. Whole shares of Common Stock purchased in respect of such Fees shall be issued to the Participant as soon as practicable thereafter. Cash shall be paid to a Participant in lieu of a fractional share of Common Stock.

4.3  Revising An Election

A Participant may amend or terminate an election under this Plan Section 4.2 by written notice to the Secretary. Such amendment or termination shall be effective with respect to Fees payable for service during calendar periods six
(6) months after the date of delivery of such notice to the Secretary.

4.4  Restrictions on Resale of Stock

To the extent necessary to satisfy the requirements of the exemption afforded by Rule 16b-3 under the Securities Exchange Act of 1934, no Participant shall be permitted to sell any shares of Common Stock purchased and issued to such Participant pursuant to this Paragraph 4 prior to the expiration of a period of six (6) months from the date of issuance of such shares to such Participant. Prior to the time the resale restriction described herein lapses, none of the shares of Common Stock purchased in respect of Fees may be sold, assigned, bequeathed, transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant. The Board of Directors may, in its discretion, take such action as it shall deem necessary or appropriate to insure compliance with this Plan Section 4.4 and any applicable securities laws.

5.  Deferral of Fees.

5.1  Deferral Election

A Participant may elect to defer receipt of his or her Fees, including all or any portion of his or her Fees which are subject to Plan Section 4.1 hereof, by filing the appropriate deferral form with the Secretary on or before December 15th of the calendar year prior to the calendar year in which such deferral is to be effective; provided that, to the extent such deferral is to be credited as Common Stock Units, such election must be made by filing the appropriate deferral form no later than six (6) months before the beginning of the period of service to which the deferral applies. Notwithstanding the foregoing, no deferral shall be permitted to the extent prohibited by applicable law.

5.2  Period of Deferral

Subject to Plan Section 5.8, a Participant may elect to defer receipt of Fees until (i) a specified date in the future, (ii) cessation of the Participant's service as a member of the Board of Directors or (iii) the end of the calendar year in which cessation of the Participant's service as a member of the Board of Directors occurs.

5.3  Deferred Fees Account

There shall be established an Account in the Participant's name on the books of the Corporation for each Participant electing to defer Fees pursuant to this Paragraph 5.

5.4  Investment of Deferrals

Except as provided in the next sentence, deferrals shall be credited to a Participant's Account in Common Stock Units. With respect to that portion of his or her deferrals under the Plan which is not subject to Plan Section 4.1, the Participant may elect under the procedures set forth in Plan Section 4.2 that such deferrals be credited to his or her Account in dollars or Common Stock Units.

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5.5  Amounts Credited to Accounts

(a)  Investment in Common Stock Units.  To the extent the deferral of a
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Participant's Fees is deemed to be invested in Common Stock Units, such amounts shall be credited to his or her Account on the Fee Payment Date to which the deferral election applies. The amount deferred shall be converted into a number of Common Stock Units by dividing the amount of Fees payable by the Stock Price as of such date. The quotient, which shall be expressed in whole or fractional Common Stock Units to the nearest one/one hundredth (1/100th), shall be credited to the Participant's Account as of such date.

(b) Cash Dividends. Whenever cash dividends are paid with respect to shares of
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Common Stock, each Participant's Account shall be credited on the payment date of such dividend with additional Common Stock Units (including fractional units to the nearest one/one hundredth (1/100th)) equal in value to the amount of the cash dividend paid on a single share of Common Stock multiplied by the number of Common Stock Units (including fractional units) credited to a Participant's Account as of the date of record for dividend purposes. For purposes of crediting dividends, the value of a Common Stock Unit shall be the Stock Price as of the payment date of the dividend.

(c)  Recapitalizations, Splits and Mergers.  The number of Common Stock Units
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credited to each Participant's Account shall be appropriately adjusted and modified upon the occurrence of any stock split, stock dividend or stock consolidation affecting the Common Stock. In the event of a merger, consolidation or an acquisition involving more than 50% of the issued and outstanding shares of Common Stock, the Board of Directors shall have the authority to amend the Plan to provide for the conversion of Common Stock Units credited to Participants' Accounts into units equal to shares of stock of the resulting or acquiring company (or a related company), as appropriate, if such stock is publicly traded or, if not, into cash of equal value on the date of merger, consolidation or acquisition. If pursuant to the preceding sentence cash is credited to Participants' Accounts, income shall be credited thereon from the date such cash is received to the date of distribution at the rate determined pursuant to Plan Section 5.5(d). If units representing publicly traded stock of the resulting or acquired company (or a related company) are credited to Participants' Accounts, dividends shall be credited thereto in the same manner as dividends are credited on Common Stock Units credited to such Accounts.

(d)  Deferrals in Cash.  To the extent not deemed invested in Common Stock
Units
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pursuant to Plan Section 5.5(a), the Account of a Participant will be credited with the dollar amount of the Participant's deferrals as of the Fee Payment Date. Interest shall be credited thereon from the date such cash is received to the date of distribution quarterly, at the end of each calendar quarter, at a rate per annum (computed on the basis of a 360 day year and a 91 day quarter) equal to the prime rate announced publicly by PNC Bank, N.A. at the end of such calendar quarter.

5.6  Distribution of Deferral Account

Subject to Plan Section 5.8, distributions of a Participant's Account under the Plan shall be made as follows:

(a) if a Participant has elected to defer his or her Fees to a specified date in the future, payment shall be as of such date and shall be made or shall commence, as the case may be, within thirty (30) days after the date specified;

(b) if a Participant has elected to defer his or her Fees until cessation of his or her service as a member of the Board of Directors, payment shall be as of the date of such cessation of service and shall be made or shall commence, as the case may be, within thirty (30) days after the cessation of the Participant's service as a director; and

(c) if a Participant has elected to defer his or her Fees until the end of the calendar year in which the cessation of his or her service as a member of the Board of Directors occurs, payment shall be made or commence, as the case may be, on or within thirty (30) days after December 31st of such year.

5.7  Payment Upon Death

Notwithstanding any elections pursuant to Plan Sections 5.2 and/or 5.9 hereof, in the event of the death of the Participant prior to the distribution of his or her Account hereunder, the balance credited to such Participant's Account as of the date of his or her death shall be paid, as soon as reasonably practicable thereafter, in a single distribution to the Participant's beneficiary or beneficiaries designated on such Participant's deferral election form. If no such election or designation has been made, such amounts shall be payable to the Participant's estate.

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5.8	Timing of Distribution to Satisfy Section 16(b)

Notwithstanding Plan Sections 5.6 and 5.7, the Board of Directors may delay any distribution of amounts deferred hereunder which are deemed invested in Common Stock Units until six (6) months have elapsed from the date Common Stock Units are credited to a Participant's account, or such earlier date that such distribution can be made without violating the provisions of Section 16(b) of the Securities Exchange Act of 1934.

5.9  Form of Payment

A Participant may elect to have his or her Account under the Plan paid in a single distribution or equal annual installments, not to exceed ten (10) annual installments. To the extent a Participant's Account is deemed to be invested in Common Stock Units, such Common Stock Units shall be converted to Common Stock on the distribution date as provided in the next paragraph. To the extent deemed invested in units of any other stock such units shall similarly be converted and distributed in the form of stock. To the extent invested in a medium other than Common Stock Units or other units, each such distribution hereunder shall be in the medium credited to the Participant's Account.

To the extent a Participant's Account is deemed invested in Common Stock Units, a single distribution shall consist of the number of whole shares of Common Stock equal to the number of Common Stock Units credited to the Participant's Account on the date as of which the distribution occurs. Cash shall be paid to a Participant in lieu of a fractional share, determined by reference to the Stock Price on the date as of which the distribution occurs.

In the event a Participant has elected to receive annual installment payments, each such payment shall be determined as follows:

(a) To the extent his or her Account is deemed to be invested in Common Stock Units, each such payment shall consist of the number of whole shares of Common Stock equal to the number of Common Stock Units (including fractional units) credited to the Participant's Account on the date as of which the distribution occurs, divided by the number of annual installments remaining as of such distribution date. Cash shall be paid to Participants in lieu of fractional shares, determined by reference to the Stock Price on the date as of which the distribution occurs.

(b) To the extent his or her Account has been credited in cash, each such payment shall be calculated by dividing the value on the date the distribution occurs of that portion of the Participant's Account which is in cash by the number of annual installments remaining as of such distribution date.

Each Participant or beneficiary agrees that prior to any distribution under the Plan, he or she will make such representations and execute such documents as are deemed by the Board of Directors to be necessary to comply with applicable laws.

6.  Administration of the Plan.

The Board of Directors shall administer the Plan. The Board of Directors shall have plenary authority in its discretion to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms of Fees deferral agreements executed and delivered under the Plan, including such terms and provisions as shall be requisite in the judgment of the Board of Directors to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the eligibility or selection of directors to receive shares of Common Stock under Section 4.1 of the Plan, the number of shares of Common Stock to be granted or purchased under the Plan or the timing of the grant or purchase of such shares, or the purchase price for such shares. The Board of Directors' determination on the foregoing matters shall be conclusive.

7.  Termination and Amendment of the Plan.

The Board of Directors may at any time terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; provided, however, that no amendment may be made, without the approval of the Corporation's shareholders, which would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the maximum number of shares reserved for issuance under the Plan (except pursuant to the last paragraph of "Stock Reserved for the Plan" below) or (iii) materially amend the requirements as to the class of persons eligible to participate in the Plan and, provided further, that no modification or amendment of the Plan shall reduce any amount already credited to a Participant's Account as of the effective date of such modification or amendment. This Plan may be amended without shareholder approval in order to ensure that this Plan, in form and

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operation, complies with regulations issued under Section 16 of the Securities
Exchange Act of 1934. In no event may the Plan's Participation, Payment of Fees or Deferral of Fees provisions be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended.

8.  Stock Reserved for the Plan.

One hundred thousand (100,000) shares of authorized but unissued Common Stock are reserved for issuance and may be issued pursuant to the terms of the Plan.

In lieu of such unissued shares, the Corporation may, in its discretion, transfer to Participants under the terms of the Plan treasury shares, reacquired shares or shares bought in the market for the purposes of the Plan, provided that (subject to the provisions of the next paragraph), the total number of shares which may be granted or sold pursuant to awards granted under the Plan shall not exceed 100,000.

In the event of any changes in the outstanding Common Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the aggregate number and class of shares available under the Plan shall be appropriately adjusted.

9.  No Interest in Assets.

No Participant or any other person shall have any interest in any specific asset of the Corporation by reason of any amount credited to him or her hereunder, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable hereunder. No trust shall be created by the execution or adoption of this Plan or be required to be created in connection herewith. Any amounts which become payable hereunder shall be paid from the general assets of the Corporation. Nothing in the Plan shall be deemed to give any member of the Board of Directors any right to participate in the Plan, except in accordance with the provisions of the Plan, or to continue as a director of the Corporation. A Participant whose Account has been credited with Common Stock Units hereunder shall not have any rights as a holder of Common Stock until certificates for shares of such stock are issued to such Participant.

10.  Restriction Against Assignment.

No Common Stock Units credited to a Participant's Account or shares of Common Stock subject to any Common Stock Unit shall be sold, assigned, transferred, pledged or otherwise encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code prior to the date on which the underlying Common Stock is issued, except that Participants may designate beneficiaries to receive Common Stock underlying Common Stock Units as provided in Plan Section 5.7 hereof.

The Corporation shall pay all amounts payable hereunder only to the person or persons designated by the Plan as Participant or beneficiary, as appropriate, and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts or engagements of any Participant, his or her beneficiaries or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever.

11.  Government Regulations.

The Plan, and the deferral of Fees and purchase of Common Stock thereunder, and the obligation of the Corporation to issue, sell and deliver shares, as applicable, under the Plan, shall be subject to all applicable laws, rules and regulations.

12.  Governing Law.

This Plan shall be construed, regulated and administered under the internal laws of the State of Ohio.

13.  Shareholder Approval.

This Plan shall be without force and effect unless and until approved by the Corporation's shareholders.

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